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                                                                   EXHIBIT 10.16


                    1998 NON-QUALIFIED STOCK OPTION AGREEMENT

                  This Agreement, effective as of September 23, 1998, is between Local Financial Corporation, a Delaware corporation (the "Company"), and Jan A. Norton, an individual resident of the State of Oklahoma ("Grantee"). This Agreement is made pursuant to the terms and conditions of the Local Financial Corporation 1998 Stock Option Plan (the "Plan"), a copy of which has been provided to Grantee.

                  1. GRANT OF OPTION. The Company grants to Grantee an option to purchase three hundred four thousand three hundred sixty-five (304,365) shares of the Common Stock ($0.01 par value) of the Company (the "Shares"), on the terms and conditions set forth in the Plan and in this Agreement. This grant is conditioned on the Grantee rescinding the option previously granted under the stock option agreement dated September 8, 1997. The Grantee is deemed to have rescinded the previously granted option by executing and returning a copy of this Agreement to the Company on or before November 30, 1998.

                  2. PURCHASE PRICE. The Purchase Price of the Shares to be purchased pursuant to this option shall be ten dollars ($10.00) per Share, which is equal to or greater than one hundred percent (100%) of the fair market value of the Shares on the date hereof.

                  3. VESTING. Grantee's right to exercise the option granted in this Agreement shall vest as provided in this Section . This option shall become vested and exercisable with respect to one-third of the Shares on the effective date of this Agreement, one-third on September 8, 1999 and one-third on September 8, 2000.

                  In the event Grantee's employment by the Company is terminated by the Company for any reason except for "Cause," as that term is defined below, all unexercised portions of the option granted under this Agreement shall become immediately vested and exercisable. The term for "Cause" is defined in the same manner contained in the Employment Agreement entered into between Grantee and Company dated September 8, 1997, as amended. In the event the Grantee dies during the term of the option, all unexercised portions of the option granted under this Agreement shall become immediately vested and exercisable by the Grantee's estate. In the event the Grantee's employment with the Company ends because the Grantee becomes disabled, all unexercised portions of the option granted under this Agreement shall become immediately vested and exercisable by the Grantee or his qualified representative (in the event of the Grantee's mental disability). In the event that a Change of Control occurs, as that term is defined in Section 10, below, all unexercised portions of the option granted under this Agreement shall become immediately vested on the effective date of any such Change of Control. If the Grantee's employment by the Company, or its subsidiary bank, is terminated for "Cause," he shall forfeit the right to any options granted to him under this Agreement which are not vested, or which have not been exercised by Grantee as of the date of the termination of his employment.

                  4. THE PLAN. This option is granted pursuant to the Plan, the provisions of which are incorporated into this Agreement by reference, and in the event of any conflict between this Agreement and the Plan, the terms of the Plan shall govern.



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                  5. NO TRANSFER OR ASSIGNMENT OF OPTION. Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions of this Agreement, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred hereby shall immediately become null and void. Notwithstanding the foregoing, the Grantee may transfer this option in its entirety or any portion thereof at his death by will or by intestacy, or otherwise during his lifetime to the Grantee's children and immediate family members, whether directly or indirectly, or by means of a trust or partnership or otherwise.

                  6.  METHOD OF EXERCISE.

                           (a) NOTICE AND OPTION PAYMENT. Grantee may exercise this option by giving written notice to the Company pursuant to Section 12(h). The notice shall specify the election to exercise this option and the number of Shares for which it is being exercised; provided, however, that no exercise for fractional Shares shall be permitted. The notice shall be signed by Grantee. Grantee shall deliver to the Company, at the time of giving the notice, payment in U.S. Dollars or a check drawn on a U.S. financial institution in the full amount of the Purchase Price. In addition, the option may be exercised by Grantee by delivering to the Company (i) an exercise notice instructing the Company to deliver the certificates for the Shares purchased to a designated brokerage firm; and (ii) a copy of irrevocable instructions delivered to the brokerage firm to sell the Shares acquired upon exercise of the option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price.

                           (b) ALTERNATE PAYMENT WITH STOCK. Notwithstanding the foregoing provisions requiring payment by check or delivery of shares to a brokerage firm, payment of such Purchase Price owing upon the exercise of an option hereunder or any portion thereof, or payment of the withholding amount or any portion thereof, may be made by Grantee tendering to the Company his Shares, or surrendering his exercisable options hereunder, if the Shares are then publicly traded (as defined below). Shares tendered or options surrendered shall be credited toward such Purchase Price or withholding amount on the valuation basis set forth below. In the case of Shares tendered, the stock certificates evidencing the Shares to be used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company. Payment in Common Stock or options instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring the shares, or (ii) the right or power of the person exercising the options to deliver such shares or options in payment of the Purchase Price or withholding amount is subject to the prior interest of any other person (excepting the Company), as indicated by legends upon the certificate(s) or is known to the Company. For purposes of this Section 6(b): (y) "Publicly Traded Shares" are those that are listed or admitted to unlisted trading privileges on a national securities exchange or as to which bid and offer quotations are reported in the





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         automated quotation system ("NASDAQ") operated by the National
         Association of Securities Dealers, Inc. ("NASD"), and (z) for credit toward the Purchase Price or withholding amount, shares tendered or options surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificates evidencing such shares, in the case of tendered shares, or the option exercise notice, in the case of surrendered options. If such day is not a trading day in the United States Securities Markets, the shares shall be valued on the nearest preceding trading day. The valuation shall be made on the basis of the closing price of the Shares as reported with respect to the market (or the composite of the markets, if more than one) in which such Shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in Level 2 of NASDAQ, or if no such quotations are reported, then on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock or options, the tendered Notice of Exercise shall not be effective under this Option Agreement unless promptly after being notified of such rejection, the Grantee exercising the option pays the Purchase Price or withholding amount as the case may be, in acceptable form as required above in this Section 6.

                           (c) ISSUANCE OF SHARES. After receiving a proper notice of exercise, the Company shall issue a certificate or certificates for the Shares as to Grantee, registered in Grantee's name (or in Grantee's name and the name of Grantee's spouse as community property or as joint tenants with a right of survivorship) or permitted transferee under Section 5.

                  7.  TERM AND EXPIRATION.

                           (a) TERM. This option, if it has not expired earlier under the provisions of Section 7(b), shall expire in all events on the tenth (10th) anniversary of the effective date of this Agreement.

                           (b) TERMINATIONS OF OPTIONS. The option granted under this Agreement, to the extent that it has not been exercised, shall terminate at the earliest of any of the following times: In the event of Grantee's death, the Grantee's estate shall have the original term of the option to exercise the option. If Grantee's employment ends because Grantee becomes disabled, the Grantee or his qualified representative (in the event of the optionee's mental disability) shall have the original term of the option to exercise the option. If Grantee voluntarily resigns from the Company, the option shall terminate sixty
         (60) months after the date of resignation, subject to the provision of
         Section 7(a), above. If Grantee's employment is terminated by the Company for reasons other than for "Cause," as defined above, the Grantee shall have the original term of the option to exercise the option, subject to the provision of Section 7(a), above. If Grantee's employment with the Company is terminated for "Cause," as that term is defined in his above-referenced Employment Agreement, the options granted hereunder shall terminate completely on the date of such termination. If Grantee's employment with the Company ends for any reason not mentioned above in this Section 7(b), the options granted hereunder shall terminate sixty (60) months after the date of termination of employment, subject to the provision of Section 7(a), above.




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                  8. LEGALITY OF INITIAL ISSUANCE. No Shares shall be issued upon the exercise of this option unless and until the Company has determined that all applicable provisions of state and federal securities laws have been satisfied.

                  9. GROSS-UP BONUS. Upon any exercise, cancellation or cash out by Grantee of his options hereunder, or any exercise by him of the Stock Appreciation Rights granted to him under the provisions of Section 12, below, by or for any reason or on any basis permitted under this Agreement, the Company shall pay the Grantee a Gross-Up Bonus for all of his applicable resulting federal and state taxes. The Gross-Up Bonus shall be paid at the time of the exercise, cancellation or cash out of the option. The Gross-Up Bonus shall be equal to: ["X" divided by "Y"] minus "X," where "X" is the compensation income recognized by Grantee upon the exercise, cancellation or cash out of the option and "Y" is one (1) minus [the sum of Grantee's federal and state tax rates and Medicare rate]. The intent of the Gross-Up Bonus is to allow the net amount received by the Grantee, after withholding all necessary federal and state taxes, to equal the compensation income recognized from the options.

                  10. CHANGE OF CONTROL. Upon the effective date of any Change of Control (as that term is defined below in this Section 10), all unexercised portions of the options granted to the Grantee under this Agreement shall become immediately vested and, in such event, the Grantee shall be entitled to elect to do one of the following, in his sole and absolute discretion (Grantee's said election to be evidenced by a written notice so indicating to be delivered by Grantee to the Company, or to the Company's successor or assign, within thirty
(30) days after the said effective date of such Change of Control), namely:

                           (a) If Company survives such Change of Control and continues to have shares of common stock issued and outstanding, then, and, in such event, Grantee can elect to continue this Agreement in full force and effect upon all of the same terms and conditions and to fully retain the rights, benefits and options granted to him hereunder; or

                           (b) to accept in lieu of the options to acquire the Shares of the Company's common stock granted to him under this Agreement options to acquire a proportionate amount (based on the relation of the fair market value of the Company's Shares to the fair market value of the common stock of the surviving, resulting or acquiring corporation, as of the effective date of the said Change of Control) of the common stock of the surviving, resulting or acquiring corporation based on the same exercise price stated herein, with the continuing right to receive the Gross-Up Bonus, when applicable, pursuant to Section 9, above, and otherwise containing all of the other identical terms and conditions of the options granted to Grantee under this Agreement made fully applicable to Grantee's said option to acquire the common stock of said surviving, resulting or acquiring corporation pursuant hereto; or

                           (c) to accept as payment in full for all of Grantee's rights under this Agreement and for all of the options granted to him hereunder a "cash-out" payment in an amount equal to the difference between the fair market value on the effective date of the Change of Control of the underlying Shares subject to Grantee's options hereunder and the exercise price of those options under this Agreement. The full amount of the "cash-out"




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         payment of such differential shall be payable to Grantee, in cash, within ten (10) days of Grantee's delivery of his written election hereunder to the Company, or its successor or assign. In the event Grantee elects to receive the "cash-out" payment for his options pursuant to this Section 10, Grantee shall also be entitled to receive the Gross-Up Bonus with regard thereto as specifically provided by the terms of Section 9, above, of this Agreement.

                  The Company expressly covenants and agrees that it will require as an express condition to any merger or acquisition which it enters into constituting a Change of Control under this Agreement that the surviving, resulting or acquiring corporation (i) expressly assume and obligate itself in writing to fully perform and pay all of the obligations of the Company under this Agreement; (ii) expressly acknowledge in writing that a Change of Control as defined in this Section 10 has occurred such as to entitle Grantee to exercise all of the rights, elections and entitlements granted to him by the provisions of this Section 10; and (iii) that it will be bound by Grantee's said election and will fully perform and comply with all obligations or payments resulting from Grantee's said election hereunder. If any such surviving, resulting or acquiring corporation fails for any reason to fully perform its obligations under this Agreement, then, and in such event, Company, or its successor or assign, shall remain liable to fully perform or pay any and all said obligations to Grantee to the extent such surviving, resulting or acquiring corporation should fail to do so.

                  For all purposes under this Agreement, the term "Change of Control" shall mean the occurrence of one of the following events:

                           (i) the consummation of any agreement of merger, statutory share exchange or consolidation pursuant to which either the Company, or its wholly-owned subsidiary bank, Local Federal Bank, F.S.B., a federally chartered stock savings bank with its principal offices in Oklahoma City, Oklahoma, or its successor entity or assign (the "Bank"), is merged or consolidated into, or all of the outstanding shares of the Company's or the Bank's common stock are acquired by, another corporation, partnership, limited liability company or partnership, or any other business entity; or

                           (ii) another corporation or such other business entity is merged or consolidated into the Company or the Bank in circumstances under which the outstanding shares of the Company's or the Bank's common stock are converted into or exchanged for cash or securities of another such corporation or entity which was not a wholly-owned subsidiary of the Company or the Bank at all times within one year prior to the said merger or consolidation; or

                           (iii) (x) the consummation of a sale of fifty percent (50%) or more of the issued and outstanding common stock of the Bank by the Company; or (y) fifty percent (50%) or more of the issued and outstanding common stock of the Company is acquired by persons (including corporations or any other form of business entity) acting in concert; or (z) the consummation of the sale of all or substantially all of the assets of the Bank by the Company or of the Company by the Bank.




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                  11.  CAPITAL ADJUSTMENTS.

                           (a) THE COMPANY'S FREEDOM TO ACT. The existence of this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Company, or the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Company, whether of a similar character or otherwise.

                           (b) ADJUSTMENT OF OPTIONED SHARES. The Shares with respect to which this option is granted are Shares of the Company as presently constituted; but if and whenever, prior to the delivery by the Company of all of the Shares with respect to which these options are granted, the Company shall effect a subdivision or consolidation of the Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of the Shares outstanding without receiving compensation therefor in money, services, or property, the number of the Shares then remaining subject to option hereunder shall (i) in the event of an increase in the number of outstanding Shares, be proportionately increased, and the cash consideration payable per Share shall be proportionately reduced; and
         (ii) in the event of a reduction in the number of outstanding Shares, be proportionately reduced, and the cash consideration payable per Share shall be proportionately increased.

                  12. STOCK APPRECIATION RIGHTS.In addition to the right and entitlement which Grantee has to exercise and pay for the options granted to him under this Agreement under the provisions of Section 6 of this Agreement, above, Grantee is hereby expressly granted the right and entitlement, so long as the Shares are "Publicly Traded Shares" as that term is defined in Section 6(c), above, in lieu of exercising his corresponding options to purchase the Shares, to receive an amount equal to the difference between the fair market value of the Shares (valued as of the day immediately preceding the delivery to the Company of Grantee's notice of his exercise of his Stock Appreciation Rights hereunder with respect to a portion or all of the unexercised portions of the corresponding options granted to Grantee hereunder) over the aggregate exercise price for such Shares subject to such corresponding options as to which Grantee is so exercising his Stock Appreciation Rights hereunder. Grantee shall have the privilege of exercising his Stock Appreciation Rights under the provisions of this Section 12 at any time during the term of this Option Agreement as to the Shares for which his options hereunder are then exercisable. Grantee shall be entitled to receive the Gross-Up Bonus pursuant to the provisions of Section 9, above, with regard to any exercise by him of is Stock Appreciation Rights under the provisions of this Section 12. The amount payable to the Grantee upon exercise of his Stock Appreciation Rights under the provisions of this Section 12 may, at the sole election of the Grantee, be paid either (i) in cash, or (ii) in Shares of the Company's common stock then subject to his corresponding options hereunder (valued on the basis of their fair market value determined as of the day immediately preceding the delivery to the Company of the Grantee's exercise of his Stock Appreciation Rights pursuant to this Section 12), or (iii) in a combination of cash and such Shares so valued as the Grantee may elect or



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so specify in his written notice of exercise of his Stock Appreciation Rights under this Section 12 delivered to the Company in the manner aforesaid. No Stock Appreciation Rights may be exercised by Grantee in whole or in part under the provisions of this Agreement (x) other than in connection with a contemporaneous surrender without exercise of such corresponding options, or the portion thereof that corresponds to the portion of the Stock Appreciation Rights being so exercised by the Grantee pursuant hereto, or (y) except to the extent that the corresponding option or such portion thereof is exercisable on the date of exercise of the Stock Appreciation Rights by the Grantee in accordance with the terms and provisions of this Agreement, or (z) unless the class of stock then subject to the corresponding option hereunder is then "Publicly Traded Shares" as that term is defined in Section 6(c) above. Grantee has the right to exercise the Stock Appreciation Rights being granted to him under the provisions of this
Section 12 at any time during the term of this Agreement.

                  13. DETERMINATION OF FAIR MARKET VALUE OF SHARES. For all purposes under this Agreement where it is required or appropriate to determine the fair market value of the Shares or the shares of stock of another corporation, that determination shall be made in one of the following two ways, as applicable.

                           (a) FAIR MARKET VALUE OF PUBLICLY TRADED SHARES. For any purposes under this Plan, the fair market value of any shares of corporate stock being determined pursuant hereto which are "Publicly-Traded Shares," as that term is defined in Section 6(b) of this Agreement, shall be valued as of the day immediately preceding the required valuation date hereunder. If such day is not a trading day in the United States Securities Markets, the shares shall be valued on the nearest preceding trading day. The valuation shall be made on the basis of the closing price of the shares as reported with respect to the market (or the composite of the markets, if more than one) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in Level 2 of NASDAQ, or if no such quotations are reported, then on the basis of the most nearly comparable valuation method acceptable to the Company.

                           (b) FAIR MARKET VALUE OF SHARES WHICH ARE NOT PUBLICLY TRADED. If the shares being valued for any purpose under this Agreement are not "Publicly-Traded Shares," they shall be valued on the basis of what a non-related willing buyer would pay to acquire such shares from a non-related willing seller in an arms-length transaction. In determining such value, the Company will use the most recent purchase of such shares made on that basis if made within the last two years or if there is no such sale the Company will obtain an appraisal of the shares by a qualified, independent appraiser who is knowledgeable of the type of business in which the corporation issuing the shares is engaged and all parties shall be bound by the results of such appraisal.

                  14.      MISCELLANEOUS PROVISIONS.

                           (a) WITHHOLDING TAXES. In the event that the Company determines that it is required to withhold federal, state, or local tax as a result of the exercise of this option, Grantee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. This withholding requirement can be satisfied by means of the Gross-Up Bonus pursuant to Section 9 of this Agreement.




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                           (b) NO RIGHTS AS A SHAREHOLDER. Grantee shall have no
         rights as a shareholder with respect to any Shares subject to this option until the Shares have been issued in the name of Grantee.

                           (c) NO EMPLOYMENT RIGHTS. Nothing in this Agreement shall be construed as giving Grantee the right to be retained as an employee of the Company.

                           (d) FURTHER ASSURANCES. Each party to this Agreement agrees to perform any and all further acts and to execute and deliver any documents that may reasonably be necessary to carry out the provisions of this Agreement.

                           (e) ATTORNEYS' FEES. In any legal action or other proceeding brought by either party to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

                           (f) CONFIDENTIALITY. Grantee agrees and acknowledges that the terms and conditions of this Agreement, including without limitation the number of Shares for which options have been granted, are confidential. Grantee agrees that he will not disclose these terms and conditions to any third party, except to Grantee's financial or legal advisors, tax preparer or family members, unless such disclosure is required by law.

                           (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma applicable to contracts wholly made and performed in the State of Oklahoma.

                           (h) NOTICES. Any notice or other communication under this Agreement must be in writing and shall be effective upon delivery by hand; or one (1) day after deposited with a recognized overnight mail courier service; or three (3) business days after deposit in the United States mail, postage prepaid, certified or registered; and addressed to the Company or to Grantee at the corresponding address below. Each party shall be obligated to notify the other in writing of any change in that party's address. Notice of change of address shall be effective only when done in accordance with this Section .

                                    If to the Company, to:

                                    Attention:  Corporate Secretary
                                    Local Financial Corporation
                                    3601 N. W. 63rd Street
                                    Oklahoma City, Oklahoma  73116




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                                    If to Grantee, to:

                                    Jan A. Norton
                                    2001 Birnam Wood Drive
                                    Miami, Oklahoma  74354

                           (i) ENTIRE AGREEMENT. This Agreement and the Plan, together with those documents that are referenced in the Agreement, are intended to be the final, complete, and exclusive statement of the terms of the agreement between Grantee and the Company with regard to the subject matter of this Agreement. This Agreement and the Plan supersede all other prior agreements, communications, and statements, whether written or oral, express or implied, pertaining to that subject matter. This Agreement and the Plan may not be contradicted by evidence of any prior or contemporaneous statements or agreements, oral or written, and may not be explained or supplemented by evidence of consistent additional terms.

                           (j) AMENDMENTS. This Agreement may not be amended or modified except in a writing signed by both parties.

                           (k) SUCCESSORS AND ASSIGNS. Grantee agrees that he will not assign, sell, transfer, delegate, or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, except as expressly permitted by this Agreement. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void. Subject to the limitations set forth in this Agreement, the Agreement shall be binding on and inure to the benefit of the successors and assigns of the Company and any successors and permitted assigns of Grantee, including any of his executors, administrators, or other legal representatives. It shall not benefit any person or entity other than those specifically enumerated in this Agreement.

                           (l) SEVERABILITY. If any provision of this Agreement, or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

                           (m) INTERPRETATION. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not in limitation, this Agreement shall not be construed in favor of the party receiving a benefit nor against the party responsible for any particular language in this Agreement. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement. Unless the context requires otherwise, all references in this Agreement to Sections are to the Sections of this Agreement.

                           (n) COUNTERPARTS. This Agreement may be executed in one or more counterparts all of which together shall constitute one and the same instrument.




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                  The parties have duly executed this Agreement as of the date first written above.


COMPANY:                     LOCAL FINANCIAL CORPORATION




                             By:
                                -------------------------------------------
                             Name:    Edward A. Townsend
                             Title:   Chairman of the Board of Directors
                                      and Chief Executive Officer



GRANTEE:                     ----------------------------------------------
                             Jan A. Norton





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